Exhibit 99.22

Aetna Inc.
Five-Year Credit Agreement

March 27, 2013

Reference is made to (i) the Five-Year Credit Agreement dated as of March 27, 2012, as amended as of September 24, 2012 (the “Credit Agreement”), among Aetna Inc. (the “Company”), the lenders party thereto (the “Lenders”), the syndication and documentation agents party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) and (ii) the Maturity Date Extension Request (the “Extension Request”) dated February 8, 2013 pursuant to which the Company requested that the Lenders extend the Maturity Date of and the Commitments under the Credit Agreement until March 27, 2018 in accordance with Section 2.08(d) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Credit Agreement.
We are pleased to inform you that documents responsive to the requirements of Section 2.08(d) of the Credit Agreement have been received. Accordingly the Administrative Agent hereby notifies you that the Extension Request has become effective as of March 27, 2013 and that the Maturity Date with respect to all Lenders is now March 27, 2018.
We thank you for assisting the Company in completing this important transaction.